Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Numbers 33-10409, 333-66422, 333-82302, 333-112521, and 333-133640) of Woodward Governor Company of our report dated November 29, 2007 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
November 19, 2009